UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 22, 2013

Ralcorp Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-12619	43-1766315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Market Street

St. Louis, Missouri 63101

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code (314) 877-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, on November 26, 2012, Ralcorp Holdings, Inc. (“Ralcorp”) entered into an agreement and plan of merger (the “Merger Agreement”) with ConAgra Foods, Inc. (“ConAgra Foods” ) and a wholly owned subsidiary of ConAgra Foods (“Merger Subsidiary”) pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Ralcorp will merge with Merger Subsidiary, whereupon the separate existence of Merger Subsidiary will cease and Ralcorp will be the surviving corporation and a wholly owned subsidiary of ConAgra (the “Merger”). On December 28, 2012, Ralcorp filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “definitive proxy statement”) with respect to the special meeting of Ralcorp shareholders scheduled to be held on January 29, 2013.

On January 22, 2013, ConAgra Foods entered into a retention agreement with each of Scott Monette, Corporate Vice President and Chief Financial Officer of Ralcorp, Richard R. Koulouris, Corporate Vice President and President of Ralcorp Food Group, and Charles G. Huber, Jr., Corporate Vice President and President of Ralcorp Frozen Bakery Products (collectively, the “Retention Agreements”). Also on January 22, 2013, ConAgra Foods entered into a consulting agreement with Kevin J. Hunt, Chief Executive Officer and President of Ralcorp (the “Consulting Agreement”). The Retention Agreements and the Consulting Agreement will become effective only upon the completion of the Merger, and will be of no further force and effect in the event ConAgra Foods and Ralcorp terminate the Merger Agreement and abandon the Merger before the Merger is completed.

The following description of the material terms of the Retention Agreements and the Consulting Agreement updates the applicable disclosure in the definitive proxy statement. The definitive proxy statement is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth in this Current Report on Form 8-K. At the special meeting of Ralcorp shareholders, in addition to a vote on a proposal to consider and vote upon the Merger Agreement, a vote is scheduled to occur, on an advisory (non-binding) basis, with respect to the compensation that may be paid or become payable to Ralcorp’s named executive officers that is based on or otherwise relates to the Merger (as described in the section of the definitive proxy statement entitled “The Special Meeting — Required Votes — Advisory (Non-Binding) Vote on Change of Control Compensation”). Any potential payments due under the Retention Agreements and the Consulting Agreement are not subject to this advisory vote.

Retention Agreements

Subject to the applicable executive’s continued employment (during which time the executive will continue to receive compensation and benefits), satisfactory performance of his duties under the executive’s Retention Agreement, compliance with the terms of the executive’s Retention Agreement and execution and non-revocation of a release of employment-related claims, each of Messrs. Monette, Koulouris and Huber is eligible to receive potential cash retention payments of up to the following amounts: Mr. Monette – $637,502; Mr. Koulouris – $840,000; and Mr. Huber – $810,000.

For Mr. Monette, $425,000 of these payments will generally become vested on (and payable on the 60th day following) the earlier of (i) the six-month anniversary of the consummation of the Merger or (ii) termination of Mr. Monette’s employment involuntarily by ConAgra Foods other than for “cause” or voluntarily by Mr. Monette for “good reason” (in each case, as defined in the Retention Agreements), or due to death or disability (any item in (ii), a “Qualifying Termination”). Mr. Monette has the potential to earn up to $212,502 of additional payments if he remains employed through the 12-month anniversary of the consummation of the Merger (such amount is earned on a prorated basis for any whole or partial month during which Mr. Monette remains employed after the sixth-month anniversary but prior to the 12-month anniversary).

For Messrs. Koulouris and Huber, all payments will generally become vested on (and payable on the 60th day following) the earlier of (i) the 12-month anniversary of the consummation of the Merger or (ii) a Qualifying Termination.

The Retention Agreements acknowledge that at least one of the events giving rise to the ability of an executive to depart and claim an “involuntary termination” (which includes certain resignations by the executive) as defined in the executive’s existing management continuity agreement with Ralcorp (each, an “MCA”) will occur as of the consummation of the Merger.

For purposes of the Retention Agreements, “good reason” means occurrence of one or more of the following events without the executive’s consent: (i) relocation of the executive’s principal place of business to a location that is more than 75 miles from the executive’s principal place of business as of the consummation of the Merger, (ii) requiring the executive to travel more than 75 miles from his principal place of business significantly more often than required by the executive’s position during the year prior to the Merger (except that a requirement to travel more than 75 miles from an executive’s principal place of business 10 or fewer business days per month does not constitute good reason), (iii) a material reduction in the executive’s base salary or material change in annual bonus opportunity, or (iv) a material breach by ConAgra Foods of the Retention Agreement. None of the actions described in clauses (i), (ii), (iii) or (iv) above, however, constitutes “good reason” unless (1) the executive describes the events, circumstances, or conditions alleged to constitute good reason in a written notice provided to ConAgra Foods within 90 days after the executive’s knowledge of such events, circumstances, or conditions, and (2) ConAgra Foods fails to “cure” such events, circumstances, or conditions within 90 days after receiving such notice from the executive.

Consulting Agreement with Mr. Hunt

The Consulting Agreement with Mr. Hunt provides that Mr. Hunt will cease his employment with Ralcorp and its subsidiaries as of the consummation of the Merger and will become a consultant to ConAgra Foods with respect to the transition and integration of Ralcorp with and into ConAgra Foods. The execution of the Consulting Agreement serves as notice to Mr. Hunt of an “involuntary termination” of employment under his MCA effective as of the consummation of the Merger. Subject to Mr. Hunt’s continued provision of services to the satisfaction of ConAgra Foods, compliance with the terms of the Consulting Agreement and execution and non-revocation of a release of employment-related claims, Mr. Hunt will receive a consulting fee of $1,000,000, payable (i) in four equal installments on the three-, six-, nine- and 12-month anniversaries of the Merger or, if earlier, (ii) in full on a termination of Mr. Hunt’s service involuntarily by ConAgra Foods other than for “cause” (as defined in the Consulting Agreement) or due to death or disability. If Mr. Hunt terminates his service voluntarily or his service is terminated for cause before the first anniversary of the Merger, Mr. Hunt will forfeit any portion of the consulting fee not yet paid to him as of that date.

Mr. Hunt is also eligible for reimbursement of reasonable and appropriate business expenses and certain other benefits, such as office space and administrative support, for use with respect to providing the consulting services contemplated by the Consulting Agreement. The Consulting Agreement will automatically terminate on the earlier of (i) the first anniversary of the Merger, unless extended by mutual agreement between Mr. Hunt and ConAgra Foods, or (ii) Mr. Hunt’s death or disability. In addition, ConAgra Foods may terminate Mr. Hunt’s services at any time for any reason, with or without cause, and Mr. Hunt may resign at any time.

Additional Information and Where to Find It

In connection with the proposed transaction, Ralcorp filed a definitive proxy statement with the SEC on December 28, 2012. Ralcorp and ConAgra Foods may file with the SEC other documents regarding the proposed transaction. The definitive proxy statement contains important information about the proposed transaction. RALCORP SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION IN ITS ENTIRETY AND TO READ ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. The definitive proxy statement was mailed to Ralcorp’s stockholders on or about December 28, 2012. The definitive proxy statement, and any other documents filed by Ralcorp or ConAgra Foods with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders may obtain free copies of the definitive proxy statement from Ralcorp by written or telephonic request directed to Ralcorp Holdings, Inc., 800 Market Street, St. Louis, Missouri 63101, Attention: Corporate Secretary, telephone (314) 877-7046, or on the Investor Relations page of Ralcorp’s corporate website at www.ralcorp.com.

Participants in the Solicitation

Ralcorp and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ralcorp shareholders in connection with the proposed merger. Information about Ralcorp’s directors and executive officers is set forth in its proxy statement for its 2012 Annual Meeting of Shareholders, which was filed with the SEC on January 13, 2012, and its Annual Report on Form 10-K for the year ended September 30, 2012, which was filed with the SEC on November 29, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at Attention: Investor Relations, 800 Market Street, St. Louis, Missouri 63101, or by going to Ralcorp’s Investor Relations page on its corporate website at www.ralcorp.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger is included in the definitive proxy statement filed by Ralcorp with the SEC on December 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.

Date: January 23, 2013	By:	/s/ Gregory A. Billhartz
	Name:	Gregory A. Billhartz
	Title:	Corporate Vice President, General Counsel and Secretary

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